®                                      News Release

   Cory T. Walker

February 1, 2013

Chief Financial Officer

(386) 239-7250

BROWN & BROWN, INC. ANNOUNCES

RECORD FOURTH-QUARTER EARNINGS OF $42.6 MILLION

(Daytona Beach and Tampa, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) today announced its preliminary, unaudited financial results for the fourth quarter of 2012.

Net income for the fourth quarter of 2012 was $42,637,000, or $0.29 per share, compared with $36,494,000, or $0.25 per share for the same quarter of 2011, an increase of 16.8%. Total revenue for the fourth quarter was $302,830,000, compared with 2011 fourth-quarter revenue of $244,097,000, an increase of 24.1%.

Total revenue for the twelve months ended December 31, 2012 was $1,200,032,000, compared with total revenue for the same period of 2011 of $1,013,542,000, an increase of 18.4%. Net income for the twelve-month period ended December 31, 2012 was $184,045,000, or $1.26 per share, compared with $163,995,000, or $1.13 per share for the same period of 2011, an increase of 12.2%.

J. Powell Brown, President and Chief Executive Officer of the Company, noted, “The fourth-quarter results were the culmination of the hard work of our 6,300-plus teammates throughout 2012. Two of our most important goals for 2012 - to grow our revenues organically and to improve each and every quarter - were accomplished. I am very proud of what we achieved in the fourth quarter and for the year. We will continue to work tirelessly for the benefit of our clients in 2013.”

Brown & Brown, Inc., through its subsidiaries, offers a broad range of insurance and reinsurance products and services. Additionally, certain Brown & Brown subsidiaries offer a variety of risk management, third-party administration, and other services. Serving business, public entity, individual, trade and professional association clients nationwide, the Company is ranked by Business Insurance magazine as the United States’ sixth largest independent insurance intermediary. The Company’s Web address is www.bbinsurance.com.

This press release may contain certain statements relating to future results which are forward-looking statements, including those relating to the Company's anticipated financial results for the fourth quarter of 2012. These statements are not historical facts, but instead represent only the Company’s current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. These risks and uncertainties include, but are not limited to, the Company's determination as it finalizes its financial results for the fourth quarter of 2012 that its financial results differ from the current preliminary unaudited numbers set forth herein, other factors that the Company may not have currently identified or quantified, and other risks, relevant factors and uncertainties identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, and the Company’s other filings with the Securities and Exchange Commission. All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

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Brown & Brown, Inc.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2012	2011	2012	2011
REVENUES
Commissions and fees	$300,296	$241,350	$1,189,081	$1,005,962
Investment income	236	333	797	1,267
Other income, net	__ 2,298	2,414	10,154	6,313
Total revenues	302,830	244,097	1,200,032	1,013,542

EXPENSES
Employee compensation and benefits	158,467	129,389	608,506	508,675
Non-cash stock-based compensation	4,472	2,856	15,865	11,194
Other operating expenses	44,995	34,590	174,389	144,079
Amortization	16,123	13,965	63,573	54,755
Depreciation	3,990	3,116	15,373	12,392
Interest	4,004	3,352	16,097	14,132
Change in estimated acquisition earn-out payables	1,552	(2,862)	1,418	(2,206)
Total expenses	233,603	184,406	895,221	743,021

Income before income taxes	69,227	59,691	304,811	270,521

Income taxes	26,590	23,197	120,766	106,526

Net income	$ 42,637	$ 36,494	$ 184,045	$ 163,995

Net income per share:
Basic	$0.30	$0.25	$1.28	$1.15
Diluted	$0.29	$0.25	$1.26	$1.13

Weighted average number of shares outstanding:
Basic	139,681	138,796	139,364	138,582
Diluted	142,314	140,547	142,010	140,264

Dividends declared per share	$0.090	$0.0850	$0.3450	$0.3250

Brown & Brown, Inc.

INTERNAL GROWTH SCHEDULE

Core Organic Commissions and Fees(1)

Three Months Ended December 31, 2012

(in thousands)

(unaudited)

	Quarter Ended 12/31/12	Quarter Ended 12/31/11	Total Net Change	Total Net Growth %	Less Acquisition Revenues	Internal Net Growth $	Internal Net Growth %

Retail(2)	$153,230	$139,257	$13,973	10.0%	$6,166	$7,807	5.6%

National Programs	64,090	41,057	23,033	56.1%	22,957	76	0.2%

Wholesale Brokerage	40,299	35,595	4,704	13.2%	1,738	2,966	8.3%

Services	34,398	16,482	17,916	108.7%	16,106	1,810	11.0%

Total Core Commissions and Fees (1)	$292,017	$232,391	$59,626	25.7%	$46,967	$12,659	5.4%

Reconciliation of Internal Growth Schedule

to Total Commissions and Fees

Included in the Consolidated Statements of Income

For the Three Months Ended December 31, 2012 and 2011

(in thousands)

(unaudited)

	Quarter Ended 12/31/12	Quarter Ended 12/31/11
Total core commissions and fees(1)	$292,017	$232,391
Profit-sharing contingent commissions	6,342	4,810
Guaranteed supplemental commissions	1,937	2,459
Divested business	-	1,690

Total commissions & fees	$300,296	$241,350

(1) Total core commissions and fees are our total commissions and fees less (i) profit-sharing contingent commissions (revenues derived from special revenue-sharing commissions from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year), (ii) guaranteed supplemental commissions (GSC) (revenues derived from special revenue-sharing commissions from insurance companies based solely upon the volume of the business placed with such companies during the current year),and (iii) divested business (commissions and fees generated from offices, books of business or niches sold by the Company or terminated).

(2) The Retail segment includes commissions and fees reported in the “Other” column of the Segment Information, which includes corporate and consolidation items.

Brown & Brown, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

December 31, December 31,

2012 2011

ASSETS
Current assets:
Cash and cash equivalents	$ 219,821	$ 286,305
Restricted cash and investments	164,564	130,535
Short-term investments	8,183	7,627
Premiums, commissions and fees receivable	302,725	240,257
Deferred income taxes	24,408	19,863
Other current assets	39,811	23,540
Total current assets	759,512	708,127

Fixed assets, net	74,337	61,360
Goodwill	1,711,514	1,323,469
Amortizable intangible assets, net	566,538	496,182
Other assets	16,157	17,873
Total assets	$3,128,058	$2,607,011

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Premiums payable to insurance companies	$ 406,704	$ 327,096
Premium deposits and credits due customers	32,867	30,048
Accounts payable	48,524	22,384
Accrued expenses and other liabilities	79,593	100,865
Current portion of long-term debt	93	1,227
Total current liabilities	567,781	481,620

Long-term debt	450,000	250,033

Deferred income taxes, net	237,630	178,052

Other liabilities	65,314	53,343

Shareholders’ equity:
Common stock, par value $0.10 per share; authorized 280,000 shares; issued and outstanding 143,878 at 2012 and 143,352 at 2011	14,388	14,335
Additional paid-in capital	335,872	307,059
Retained earnings	1,457,073	1,322,562
Accumulated other comprehensive income	-	7

Total shareholders’ equity	1,807,333	1,643,963

Total liabilities and shareholders’ equity	$3,128,058	$2,607,011